UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) Nov. 1, 2021

Commission File Number	Exact Name of Registrant as Specified in its Charter; State of Incorporation; Address of Principal Executive Offices; and Telephone Number			IRS Employer Identification Number
001-3034	XCEL ENERGY INC.			41-0448030
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

001-31387	NORTHERN STATES POWER COMPANY			41-1967505
(a Minnesota corporation)
414 Nicollet Mall
	Minneapolis	Minnesota	55401
	(612)	330-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $2.50 par value per share	XEL	Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

On Nov. 1, 2021, Northern States Power Company, a Minnesota corporation (NSP-Minnesota), filed a request with the Minnesota Public Utilities Commission (MPUC) for an annual natural gas rate increase of approximately $36 million, or 6.6%. The filing is based on a 2022 forecast test year and includes a requested return on equity of 10.5%, rate base of approximately $934 million and an equity ratio of 52.50%. NSP-Minnesota requested interim rates, subject to refund, of approximately $25 million to be implemented on Jan. 1, 2022.
NSP-Minnesota also filed a stay-out alternative in which we would withdraw our rate case filing if the MPUC grants deferrals of certain depreciation, distribution operating & maintenance and property tax expenses. The MPUC’s decision on whether to approve the stay-out alternative or proceed with the rate case is expected in the fourth quarter of 2021.

Certain information discussed in this Current Report on Form 8-K is forward-looking information that involves risks, uncertainties and assumptions. Such forward-looking statements, including our expectations regarding regulatory proceedings, as well as assumptions and other statements are intended to be identified in this document by the words "anticipate," “believe,” “could,” “estimate,” “expect,” "intend," "may," "objective," "outlook," "plan," "project," "possible," “potential,” "should," "will," "would," and similar expressions. Actual results may vary materially. Forward-looking statements speak only as of the date they are made, and we expressly disclaim any obligation to update any forward-looking information. The following factors, in addition to those discussed in Xcel Energy's and NSP-Minnesota’s Annual Report on Form 10-K for the year ended Dec. 31, 2020, and subsequent filings with the Securities and Exchange Commission, could cause actual results to differ materially from management expectations as suggested by such forward-looking information: uncertainty around the impacts and duration of the COVID-19 pandemic; operational safety, including our nuclear generation facilities; successful long-term operational planning; commodity risks associated with energy markets and production; rising energy prices and fuel costs; qualified employee work force and third-party contractor factors; ability to recover costs, changes in regulation; reductions in our credit ratings and the cost of maintaining certain contractual relationships; general economic conditions, including inflation rates, monetary fluctuations, supply chain constraints and their impact on capital expenditures and/or the ability of Xcel Energy Inc. and its subsidiaries to obtain financing on favorable terms; availability or cost of capital; our customers’ and counterparties’ ability to pay their debts to us; assumptions and costs relating to funding our employee benefit plans and health care benefits; tax laws; effects of geopolitical events, including war and acts of terrorism; cyber security threats and data security breaches; seasonal weather patterns; changes in environmental laws and regulations; climate change and other weather; natural disaster and resource depletion, including compliance with any accompanying legislative and regulatory changes; and costs of potential regulatory penalties.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nov. 1, 2021	Xcel Energy Inc. (a Minnesota corporation)
Northern States Power Company (a Minnesota corporation)

/s/ BRIAN J. VAN ABEL
Brian J. Van Abel
Executive Vice President, Chief Financial Officer